UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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eBay Inc.

(Name of Registrant as Specified In Its Charter)

N/A

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2025 HAMILTON AVENUE SAN JOSE, CA 95125D46470-P55676 You invested in EBAY INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 15, 2021. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 1, 2021. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Smartphone users Point your camera here and vote without entering a control number Virtually at:Vote Virtually at the Meeting* June 15, 2021 8:00 a.m. Pacific Timewww.virtualshareholdermeeting.com/EBAY2021*Please check the meeting materials for any special requirements for meeting attendance. V1

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends Proposal 1 - Election of 13 director nominees named in the proxy statement. Nominees: 1a. Anthony J. Bates For 1b. Adriane M. Brown For 1c. Diana Farrell For 1d. Logan D. Green For 1e. Bonnie S. Hammer For 1f. E. Carol Hayles For 1g. Jamie Iannone For 1h. Kathleen C. Mitic For 1i. Matthew J. Murphy For 1j. Paul S. Pressler For 1k. Mohak Shroff For 1l. Robert H. Swan For 1m. Perry M. Traquina For Proposal 2 - Ratification of appointment of independent auditors. For Proposal 3 - Advisory vote to approve named executive officer compensation. For Stockholder Proposal 4 - Executive Compensation, if properly presented. Against Stockholder Proposal 5 - Right to Act by Written Consent, if properly presented. Against NOTE: Such other business as may properly come before the meeting or any continuation or adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.D46471-P55676